UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	October 9, 2015

PTC Inc.
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

0-18059	04-2866152
(Commission File Number)	(IRS Employer Identification No.)

140 Kendrick Street Needham, Massachusetts	02494-2714
(Address of Principal Executive Offices)	(Zip Code)

(781) 370-5000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
On October 9, 2015, PTC Inc. entered into an Asset Purchase Agreement (the "Agreement") with Qualcomm Connected Experiences, Inc., a Delaware corporation ("QCE"), providing for the acquisition of certain assets of QCE's Vuforia business, including certain intellectual property, third party contracts, and the shares of a Swiss subsidiary engaged in the Vuforia business, together with certain related liabilities, and other related matters, for $65 million.  PTC expects to draw from its existing credit facility to fund the acquisition.
The Agreement contains customary representations, warranties and covenants of QCE and PTC, including covenants by QCE to conduct the Vuforia business in the ordinary course before the closing date of the acquisition and not to solicit, initiate or accept any alternative third party acquisition proposal for the Vuforia business or to discuss or negotiate with any third party about an alternative acquisition proposal for the Vuforia business.
Closing of the acquisition is expected to occur by the end of calendar year 2015, subject to cusstomary closing conditions.
Under the Agreement, QCE has agreed to indemnify PTC following the closing for losses resulting from breaches of QCE's representations, warranties and covenants, certain tax liabilities, and certain other matters, subject to certain limitations specified in the Agreement.  10% of the purchase price has been placed in escrow as a source for satisfaction of such losses as to which claims are made within 12 months after the closing date, subject to certain exceptions.
At the closing, PTC and QCE (or its applicable affiliate) will enter into certain agreements regarding intellectual property rights and a transition services agreement providing for QCE's performance of specified transition services to PTC following the closing. PTC has also agreed to retain, or offer to employ, the current employees of the Vuforia business.
A copy of the Agreement is attached as Exhibit 10.1 and is incorporated herein by reference.  The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

      (d) Exhibits.

10.1*	Asset Purchase Agreement dated as of October 9, 2015 by and between PTC Inc. and Qualcomm Connected Experiences, Inc.
*The Registrant has omitted the exhibits and schedules to this agreement (the contents of which are listed on page (iv) of the agreement) and will furnish copies of any of the omitted schedules and exhibits supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC Inc.

Date: October 9, 2015	By:	/s/ Aaron C. von Staats
Aaron C. von Staats
Corporate Vice President, General Counsel and Secretary